EXHIBIT 13

                            FORM OF PLEDGE AGREEMENT

THIS PLEDGE AGREEMENT (this "Agreement") dated August 5, 1997, by and between ___________________ ("Pledgor"), in favor of Clearwater Fund IV, LLC, a Delaware limited liability company ("Clearwater"). Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Loan Agreement (as defined below).

                              W I T N E S S E T H:

      WHEREAS, Pledgor is the owner of certain outstanding shares of stock (the "Pledged Shares") of MEHL/Biophile International Corporation (the "Company") as set forth on Schedule I hereto;

      WHEREAS, The Company and Clearwater have entered into that certain Loan Agreement, dated as of August 5, 1997 (the "Loan Agreement"), whereby Clearwater has agreed to make Loans to the Company in the amounts and pursuant to the terms and conditions set forth therein;

      WHEREAS, Pledgor has guaranteed the obligations of the Company under the Loan Documents pursuant to a Guaranty, dated as of the date hereof, by Pledgor in favor of Clearwater (the "Guaranty").

      WHEREAS, Clearwater has required, as a condition to entering into the Loan Documents, that Pledgor execute and deliver this Agreement.

                                    AGREEMENT

      NOW THEREFORE, in consideration of the premises and to induce Clearwater to make Loans to the Company, Pledgor agrees with Clearwater, as follows:

      SECTION 1. PLEDGE. Pledgor hereby pledges and grants to Clearwater a continuing first priority and perfected security interest in the Pledged Shares and the certificates representing the Pledged Shares, and all products and proceeds of any of the Pledged Shares, including, without limitation, all dividends, cash, instruments, subscriptions, warrants and any other rights and options and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Shares, and all additional shares of stock of, or equity interest in, the Company from time to time acquired by Pledgor in any manner, and the certificates representing such additional shares (any such additional shares shall constitute part of the Pledged Shares under and as defined in this Agreement), and all products and proceeds of any of such additional Pledged Shares, including, without limitation, all


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dividends, cash, instruments, subscriptions, warrants and any other rights and options and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such additional Pledged Shares (all of the foregoing collectively, the "Pledged Collateral").

      SECTION 2. SECURITY FOR GUARANTY OBLIGATIONS. This Agreement secures the obligations of Pledgor under the Guaranty (the "Obligations").

      SECTION 3. DELIVERY OF PLEDGED SECURITIES. All certificates or instruments representing or evidencing the Pledged Collateral shall be delivered to and held by Clearwater pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to Clearwater.

      SECTION 4. REPRESENTATIONS AND WARRANTIES.

      Pledgor represents and warrants as follows:

            (a) The Pledged Shares have been duly authorized and validly issued and are fully paid and non-assessable.

            (b) Pledgor is the legal and beneficial owner of the Pledged Collateral, free and clear of any Encumbrance on the Pledged Collateral.

            (c) Upon the delivery to Clearwater of the Pledged Collateral, the pledge of the Pledged Collateral pursuant to this Agreement creates a valid and perfected first priority interest in the Pledged Collateral securing the Obligations provided the Pledged Collateral is held in the possession of Clearwater.

            (d) No consent or authorization of, permit from, filing with or other act by or in respect of, any governmental authority or any other Person is required either (i) for the pledge by Pledgor of the Pledged Collateral pursuant to this Agreement or (ii) for the exercise by Clearwater of the voting or other rights provided for in this Agreement or the remedies in respect of the Pledged Collateral pursuant to this Agreement (except as may be required in connection with the disposition thereof by laws affecting the offering and sale of securities).

            (e) Pledgor has the right to vote, pledge and grant a security interest in the Pledged Shares as provided by this Agreement.

            (f) The Pledged Shares constitute all of the issued and outstanding capital stock of the Company beneficially owned by Pledgor.


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      SECTION 5. FURTHER ASSISTANCE. Pledgor agrees that at any time and from time to time, at his expense, he will promptly execute and deliver, or cause to be executed and delivered, all stock powers, proxies, assignments, instruments and documents and take all further action, that is reasonably necessary, at Clearwater's request, in order to perfect any security interest granted or purported to be granted hereby or to enable Clearwater to exercise and enforce its rights and remedies hereunder with respect to any Pledged Collateral and to carry out the provisions and purposes hereof.

      SECTION 6. VOTING RIGHTS; DIVIDENDS; ETC.

            (a) So long as no Event of Default shall have occurred and be continuing and no notice has been delivered pursuant to Section 6(f)(2), Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Pledged Shares or any part thereof for any purpose not inconsistent with the terms of this Agreement or the other Loan Documents; provided, however, that Pledgor shall not exercise or shall refrain from exercising any such right if such action would have a material adverse effect on the value of the Pledged Collateral or any part thereof or be inconsistent with or violate any provisions of this Agreement or any of the other Loan Documents.

            (b) So long as no Event of Default shall have occurred and be continuing, Pledgor shall be entitled to receive all cash dividends paid from time to time in respect of the Pledged Shares.

            (c) Any and all (i) dividends and other distributions paid or payable in the form of instruments and other property (other than cash dividends permitted under Section 6(b) hereof) received, receivable or otherwise distributed in respect of, or in exchange for, any Pledged Collateral, (ii) dividends and other distributions paid or payable in cash received, receivable or otherwise distributed in respect of any Pledged Shares in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in-surplus, and (iii) cash paid, payable or otherwise distributed in redemption of, or in exchange for, any Pledged Shares, shall in each case be delivered forthwith to Clearwater to hold as Pledged Collateral and shall, if received by Pledgor, be received in trust for the benefit of Clearwater, be segregated from the other property or funds of Pledgor, and be forthwith delivered to Clearwater as Pledged Collateral in the same form as so received (with any necessary endorsement).

            (d) Clearwater shall execute and deliver (or cause to be executed and delivered) to Pledgor all such proxies and other instruments as Pledgor may reasonably request for the purpose of enabling Pledgor to exercise the voting and other


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      rights which he is entitled to exercise pursuant to Section 6(a) above.

            (e) All dividends and other distributions which are received by Pledgor contrary to the provisions of this Section 6 shall be received in trust for the benefit of Clearwater, shall be segregated from other funds of Pledgor and shall be forthwith paid over to Clearwater as Pledged Collateral in the same form as so received (with any necessary endorsement).

            (f) All rights of Pledgor to exercise the voting and other consensual rights which he would otherwise be entitled to exercise pursuant to Section 6(a) shall cease, and all such rights shall become vested in Clearwater which shall have the sole right to exercise such voting and other consensual rights, from and after (1) the occurrence and during the continuance of an Event of Default and (2) Clearwater's delivery of written notice to Pledgor of Clearwater's intention to exercise such rights.

            (g) Upon the occurrence and during the continuance of an Event of Default, all cash dividends or other distributions payable in respect of the Pledged Shares which are received by Pledgor shall be paid directly to Clearwater and, if received by Pledgor, shall be received in trust for the benefit of Clearwater, shall be segregated from other funds of Pledgor and shall be forthwith paid over to Clearwater as Pledged Collateral in the same form as so received (with any necessary endorsement) and Pledgor's right to receive such distributions pursuant to Section 6(b) hereof shall immediately cease.

      SECTION 7. TRANSFERS AND OTHER LIENS; ADDITIONAL SHARES.

            (a) Pledgor agrees that he will not (i) sell or otherwise dispose of, or grant any option with respect to, any of the Pledged Collateral without the prior written consent of Clearwater, (ii) create or permit to exist any Lien upon or with respect to any of the Pledged Collateral, except for the security interest granted under this Agreement or (iii) enter into any agreement or understanding that purports to or may restrict or inhibit Clearwater's rights or remedies hereunder, including, without limitation, Clearwater's right to sell or otherwise dispose of the Pledged Collateral.

            (b) Pledgor agrees that he will pledge and deliver to Clearwater hereunder, immediately upon its acquisition (directly or indirectly) thereof, any and all additional shares of stock, notes or other securities of the Company of which Pledgor may become the beneficial owner after the date hereof.

      SECTION 8. CLEARWATER APPOINTED ATTORNEY-IN-FACT. Pledgor hereby appoints Clearwater its attorney-in-fact, with full authority in the place and stead of Pledgor and in the name of


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Pledgor or otherwise, to take any action and to execute any instrument which
Clearwater may deem necessary or advisable to further perfect and protect the security interest granted hereby, including, without limitation, to receive, endorse and collect all instruments made payable to Pledgor representing any dividend or other distribution in respect of the Pledged Collateral or any part thereof and to give full discharge for the same.

      SECTION 9. CLEARWATER MAY PERFORM. If Pledgor fails to perform any agreement contained herein, Clearwater may itself perform, or cause performance of, such agreement, and the reasonable expenses of Clearwater incurred in connection therewith shall be payable by Pledgor under Section 13 hereof.

      SECTION 10. NO ASSUMPTION OF DUTIES; REASONABLE CARE. The rights and powers granted to Clearwater hereunder are being granted in order to preserve and protect Clearwater's security interest in and to the Pledged Collateral granted hereby and shall not be interpreted to, and shall not, impose any duties on Clearwater in connection therewith. Clearwater shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession if the Pledged Collateral is accorded treatment substantially equal to that which Clearwater accords its own property, it being understood that Clearwater shall not have any responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Pledged Collateral, whether or not Clearwater has or is deemed to have knowledge of such matters, or (ii) taking any necessary steps to preserve rights against any parties with respect to any Pledged Collateral.

      SECTION 11. SUBSEQUENT CHANGES AFFECTING COLLATERAL. Pledgor represents to Clearwater that he has made his own arrangements for keeping informed of changes or potential changes affecting the Pledged Collateral (including, but not limited to, rights to convert, rights to subscribe, payment of dividends, reorganization or other exchanges, tender offers and voting rights), and Pledgor agrees that Clearwater shall have no responsibility or liability for informing Pledgor of any such changes or potential changes or for taking any action or omitting to take any action with respect thereto. Pledgor covenants that he will not, without the prior written consent of Clearwater, sell or otherwise dispose of, or grant any option with respect to, any of the Pledged Collateral or create or permit to exist any Lien upon or with respect to any of the Pledged Collateral.

      SECTION 12. REMEDIES UPON DEFAULT. If any Event of Default shall have occurred and be continuing, Clearwater shall, in addition to all other rights given by law or by this Agreement, the Loan Documents, or otherwise, have all of the rights and remedies with respect to the Pledged Collateral of a secured party under the UCC and Clearwater may, without notice and at its option, transfer or register, and Pledgor shall register or cause to be registered upon request therefor by Clearwater, the Pledged


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Collateral or any part thereof on the books of the Company into the name of
Clearwater or Clearwater's nominee(s), indicating that such Pledged Collateral is subject to the security interest hereunder. In addition, with respect to any Pledged Collateral which shall then be in or shall thereafter come into the possession or custody of Clearwater, Clearwater may sell or cause the same to be sold at any broker's board or at any public or private sale, in one or more sales or lots, at such price or prices as Clearwater may deem best, for cash or on credit or for future delivery, without assumption of any credit risk, all in accordance with the terms and provisions of this Agreement and the other Loan Documents. The purchaser of any or all Pledged Collateral so sold shall thereafter hold the same absolutely, free from any Liens. Any sale of the Pledged Collateral conducted in conformity with reasonable commercial practices of banks, insurance companies, commercial finance companies, or other financial institutions disposing of property similar to the Pledged Collateral shall be deemed to be commercially reasonable. Any requirements of reasonable notice shall be met if such notice is mailed to Pledgor as provided in Section 16.1 below, at least ten days before the time of the sale or disposition. Any other requirement of notice, demand or advertisement for sale is, to the extent permitted by law, waived. Clearwater may, in its own name or in the name of a designee or nominee, buy any of the Pledged Collateral at any public sale and, if permitted by applicable law, at any private sale. All expenses (including court costs and reasonable attorneys' fees, expenses and disbursements) of, or incident to, the enforcement of any of the provisions hereof shall be recoverable from the proceeds of the sale or other disposition of the Pledged Collateral. In view of the fact that federal and state securities laws may impose certain restrictions on the method by which a sale of the Pledged Collateral may be effected after an Event of Default, Pledgor agrees that upon the occurrence and during the continuance of an Event of Default, Clearwater may, from time to time, attempt to sell all or any part of the Pledged Collateral by means of a private placement, restricting the prospective purchasers to those who will represent and agree that they are purchasing for investment only and not for distribution. In so doing, Clearwater may solicit offers to buy the Pledged Collateral, or any part of it, for cash, from a limited number of investors who might be interested in purchasing the Pledged Collateral, and if Clearwater solicits such offers from not less than four such investors that are not affiliated with Clearwater, then the acceptance by Clearwater of the highest offer obtained therefrom shall be deemed to be a commercially reasonable method of disposition of the Pledged Collateral.

      In addition, upon the occurrence and during the continuance of an Event of Default, all rights of Pledgor to exercise the voting and other rights which they would otherwise be entitled to exercise shall cease, and all such rights shall thereupon become vested in Clearwater as provided in and subject to the terms of Section 6(f) hereof.


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      SECTION 13. EXPENSES. Pledgor will upon demand pay to Clearwater the amount of any and all reasonable expenses, including, without limitation, the reasonable fees, expenses and disbursements of its counsel (including allocated costs of inside counsel), of any investment banking firm, business broker or other selling agent and of any other experts and agents retained by Clearwater, which Clearwater may incur in connection with (i) the administration of this Agreement, (ii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Pledged Collateral, (iii) the exercise or enforcement of any of the rights of Clearwater hereunder or (iv) the failure by Pledgor to perform or observe any of the provisions hereof.

      SECTION 14. SECURITY INTEREST ABSOLUTE. All rights of Clearwater and security interests hereunder, and all obligations of Pledgor hereunder, shall be absolute and unconditional irrespective of, and unaffected by:

            (a) any lack of validity or enforceability of any Loan Document;

            (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from any Loan Document;

            (c) any exchange, surrender, release or non-perfection of any Collateral, or any release or amendment or waiver of or consent to departure from any Guaranty, for all or any of the Obligations; or

            (d) any other circumstance which might otherwise constitute a defense available to, or a discharge of, Pledgor in respect of the Obligations or of this Agreement.

      SECTION 15. SUBROGATION. Pledgor hereby waives, and agrees that he shall not exercise, any claims, rights or remedies which Pledgor may now have or hereafter acquire against the Company that arise hereunder and/or from the performance by Pledgor hereunder, including, without limitation, any claim, remedy or right of subrogation, reimbursement, exoneration, contribution, indemnification, or participation in any claim, right or remedy of Clearwater against the Company or any security which Pledgor now has or hereafter acquires, whether or not such claim arises in equity, under contract, by statute, under common law or otherwise; and if any payment shall be made to Pledgor on account of such rights, each and every amount so paid shall forthwith be paid to the Company, to be credited and applied against the Obligations owed Clearwater by the Company, whether matured or unmatured.


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      SECTION 16. MISCELLANEOUS PROVISIONS.

      SECTION 16.1 Notices. All notices and communications to any party hereunder shall be in writing and delivered in accordance with the Guaranty.

      SECTION 16.2 Headings. The headings of the several sections and subsections of this Agreement are intended for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

      SECTION 16.3 Amendments, Waivers and Consents. Any amendment or waiver of any provision of this Agreement, and any consent to any departure by Pledgor from any provision of this Agreement, shall be effective only if made or given in writing signed by Clearwater and Pledgor.

      SECTION 16.4 Interpretation of Agreement. Time is of the essence in each provision of this Agreement of which time is an element. To the extent a term or provision of this Agreement conflicts with the Loan Agreement and is not dealt with herein with more specificity, the Loan Agreement shall control with respect to the subject matter of such term or provision. Acceptance of or acquiescence in a course of performance rendered under this Agreement shall not be relevant to determine the meaning of this Agreement even though the accepting or acquiescing party had knowledge of the nature of the performance and opportunity for objection.

      SECTION 16.5 Continuing Security Interest; Transfer of Notes. This Agreement shall create a continuing security interest in the Pledged Collateral and shall (i) remain in full force and effect until payment in full of the Obligations and the termination of the Loan Agreement, (ii) be binding upon Pledgor and his successors and permitted assigns, and (iii) inure, together with the rights and remedies of Clearwater hereunder, to the benefit of Clearwater and its respective successors, transferees and assigns. Without limiting the generality of clause (iii) above, Clearwater may, except as limited by the express terms of the Loan Agreement, assign or otherwise transfer any Obligation held by it to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to Clearwater herein or otherwise.

      SECTION 16.6 Reinstatement. To the extent permitted by law, this Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any amount received by Clearwater in respect of the Obligations is rescinded or must otherwise be restored or returned by Clearwater upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of Pledgor or upon the appointment of any receiver, intervenor, conservator, trustee or similar official for Pledgor or any substantial part of its assets, or otherwise, all as though such payments had not been made.


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      SECTION 16.7 Survival of Provisions. All representations, warranties and covenants of Pledgor contained herein shall survive the execution and delivery of this Agreement, and shall terminate only upon the full and final payment and performance of the Obligations secured hereby and termination of the Loan Agreement.

      SECTION 16.9 Waivers. Pledgor waives all other notices to which Pledgor might otherwise be entitled, except as otherwise expressly provided herein or in the Loan Agreement.

      SECTION 16.10 Authority of Clearwater. Clearwater shall have and be entitled to exercise all powers hereunder which are specifically granted to Clearwater by the terms hereof, together with such powers as are reasonably incident thereto. Clearwater may perform any of its duties hereunder or in connection with the Pledged Collateral by or through agents or employees and shall be entitled to retain counsel and to act in reliance upon the advice of counsel concerning all such matters. Neither Clearwater nor any director, officer, employee, attorney or agent of Clearwater shall be liable to Pledgor for any action taken or omitted to be taken by him hereunder, except for its or their own gross negligence or willful misconduct, nor shall Clearwater be responsible for the validity, effectiveness or sufficiency hereof or of any document or security furnished pursuant hereto. Clearwater and its directors, officers, employees, attorneys and agents shall be entitled to rely on any communication, instrument or document reasonably believed by it or them to be genuine and correct and to have been signed or sent by the proper Person or Persons. Pledgor agrees to indemnify and hold harmless Clearwater and any other Person from and against any and all costs, expenses (including reasonable fees, expenses and disbursements of attorneys and paralegals (including, without duplication, reasonable charges of inside counsel)), claims and liabilities incurred by Clearwater or such Person hereunder, unless such claim or liability shall be due to willful misconduct or gross negligence on the part of Clearwater or such Person.

      SECTION 16.11 Release; Termination of Agreement. Subject to the provisions of Section 16.6 hereof, this Agreement shall terminate upon the payment in full of the Obligations and the termination of the Loan Agreement, or the release of Pledgor by Clearwater, whichever shall occur first. At such time, Clearwater shall reassign and redeliver all of the Pledged Collateral hereunder and any money, instruments or property received in respect thereof, which has not been sold, disposed of, retained or applied by Clearwater in accordance with the terms hereof. Such reassignment and redelivery shall be without warranty by or recourse to Clearwater, except as to the absence of any prior assignments by Clearwater of its interest in the Pledged Collateral, and shall be at the expense of Pledgor.


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      SECTION 16.12 Choice of Law and Venue; Waiver of Jury Trial.

      (a) THIS PLEDGE SHALL BE DEEMED TO HAVE BEEN MADE IN THE STATE OF NEW YORK AND THE VALIDITY OF THIS PLEDGE, ITS CONSTRUCTION, INTERPRETATION AND ENFORCEMENT, AND THE RIGHTS OF THE PARTIES HEREUNDER AND CONCERNING THE COLLATERAL, SHALL BE DETERMINED UNDER, GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS PLEDGE SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF NEW YORK, STATE OF NEW YORK. PLEDGOR WAIVES ANY RIGHT HE MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO SUCH VENUE AND HEREBY CONSENTS TO ANY COURT ORDERED RELIEF.

      (b) PLEDGOR AND CLEARWATER ACKNOWLEDGE THAT THE RIGHT TO A TRIAL BY JURY IS A CONSTITUTIONAL RIGHT, BUT THAT THE RIGHT MAY BE WAIVED. PLEDGOR AND CLEARWATER EACH KNOWINGLY, VOLUNTARILY, IRREVOCABLY AND WITHOUT COERCION, WAIVE ALL RIGHTS TO TRIAL BY JURY OF ALL DISPUTES BETWEEN THEM. NEITHER CLEARWATER NOR PLEDGOR SHALL BE DEEMED TO HAVE GIVEN UP THIS WAIVER OR JURY TRIAL UNLESS THE PARTY CLAIMING THAT THIS WAIVER HAS BEEN RELINQUISHED HAS A WRITTEN INSTRUMENT SIGNED BY THE OTHER PARTY STATING THAT THIS WAIVER HAS BEEN GIVEN UP.

      SECTION 15.13 Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be deemed an original, but all of which shall together constitute one and the same agreement.


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      IN WITNESS WHEREOF, Pledgor and Clearwater have each caused this Agreement to be duly executed and delivered as of the date first above written.



                                       ----------------------------------
                                            Pledgor


                                       CLEARWATER FUNDS IV, LLC



                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:


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                                   Schedule I

                                 PLEDGED SHARES

CUSIP
Pledgor               Company Stock                      Number of
Numbers                  Pledged                      Pledged Shares
-------                  -------                      --------------

               MEHL/Biophile International
                      Corporation


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